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                                                                    EXHIBIT 23.2






CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Form S-4 Registration Statement for Nebraska Book Company, Inc.


ARTHUR ANDERSEN LLP
Omaha, Nebraska

March 16, 1998